UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

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UNDER ARMOUR, INC.
(Exact name of registrant as specified in its charter)

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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 29, 2014, Kevin A. Plank, the Chairman of the Board of Directors and Chief Executive Officer of Under Armour, Inc. (the “Company”), amended his previously announced pre-arranged stock trading plan to sell shares of the Company’s Common Stock. The trading plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934.

The amendment to Mr. Plank’s trading plan increases the number of shares of the Company’s Class B Common Stock covered by the plan. Prior to this amendment, Mr. Plank’s trading plan provided for the sale, over a period of approximately ten months beginning in February 2014, of up to 2,250,000 shares of the Company’s Class B Common Stock held by him personally and up to 250,000 shares of the Company’s Class B Common Stock held by his charitable foundation, in each case as adjusted for the Company’s two-for-one stock split effective in April 2014. As of the date hereof, 1,125,000 of Mr. Plank’s personal shares and 125,000 of the charitable foundation’s shares remain unsold. The amendment to Mr. Plank’s trading plan provides for the sale, over a period of approximately ten months beginning in July 2014, of up to an additional 1,620,000 shares of the Company’s Class B Common Stock held by him personally and up to an additional 180,000 shares of the Company’s Class B Common Stock held by his charitable foundation. All sales under Mr. Plank’s trading plan are being done for asset diversification, tax and estate planning and charitable giving purposes.

Mr. Plank currently beneficially owns 38,750,000 shares of the Company’s Class B Common Stock, representing approximately 18.2% of the total shares of Class A and Class B Common Stock outstanding as of April 30, 2014 and approximately 69.0% of the voting power of all shares of Class A and Class B Common Stock outstanding as of April 30, 2014. Shares of Class A Common Stock have one vote and shares of Class B Common Stock have ten votes, and when sold the shares of Class B Common Stock automatically convert to shares of Class A Common Stock. If Mr. Plank completes all the planned sales under this trading plan, as amended, he would beneficially own 35,700,000 shares of Class B Common Stock, representing approximately 16.8% of the total shares of Class A and Class B Common Stock outstanding as of April 30, 2014 and approximately 66.8% of the voting power of all shares of Class A and Class B Common Stock outstanding as of April 30, 2014. In calculating the percentage amounts in this paragraph, the share amounts as of April 30, 2014 have been adjusted to include sales of Class B Common Stock through May 2, 2014 under Mr. Plank’s stock trading plan.

In accordance with Rule 10b5-1, officers and directors of a public company may adopt a plan for selling stock of the public company. The plan may be entered into or amended only when the officer or director is not in possession of material, non-public information about the company. The stock transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 30, 2014	By:	/s/ JOHN STANTON
John Stanton Senior Vice President, General Counsel and Secretary